    As filed with the Securities and Exchange Commission on August 15, 1994
                                               Registration No. 33-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    63-0574085
   (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                    Identification No.)

        420 NORTH 20TH STREET
         BIRMINGHAM, ALABAMA                               35203
(Address of Principal Executive Offices)                 (Zip Code)


                        STOCK OPTION PLAN FOR CONVERSION
                     OF THE BANK OF BRADENTON STOCK OPTIONS

                      STOCK OPTION PLAN FOR CONVERSION OF
                 FIRST COLUMBUS COMMUNITY BANK & TRUST COMPANY
                                 STOCK OPTIONS
                           (Full title of the plans)

                              ___________________

                               AUBREY D. BARNARD
                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA  35203
                    (Name and address of agent for service)

                                 (205) 254-5000
         (Telephone number, including area code, of agent for service)

                                with a copy to:

                              C. LARIMORE WHITAKER
                          BRADLEY, ARANT, ROSE & WHITE
                             1400 PARK PLACE TOWER
                                2001 PARK PLACE
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 521-8000

                        CALCULATION OF REGISTRATION FEE


===============================================================================================================
                 Title of                                       Proposed          Proposed
              securities to                 Amount to be         maximum           maximum          Amount of
              be registered                  registered         offering          aggregate        registration
                                                             price per share      offering           fee
                                                                                   price
- ---------------------------------------------------------------------------------------------------------------
  Common Stock, $2.50 par value:
    Bradenton Stock Option Conversion        1,367 shares        $8.19*          $11,195.73*          $3.86
       Plan
    First Columbus Stock Option             35,000 shares       $10.78**          $377,300**        $130.10**
       Conversion Plan
  Rights to Purchase Series A Junior
  Participating Preferred Stock:
    Bradenton Stock Option Conversion
       Plan                                    608 rights
    First Columbus Stock Option
       Conversion Plan                      15,567 rights
===============================================================================================================

* Calculated pursuant to Rule 457(h)(1), and based upon an original option exercise price of $17.52 for shares of common stock of The Bank of Bradenton divided by 2.14, the conversion ratio specified in the Merger Agreement pursuant to which The Bank of Bradenton Stock Options were converted.
** Calculated pursuant to Rule 457(h)(1), and sets forth the higher offering price produced for any participant, based upon an original option price of $10.78 for shares of common stock of First Columbus Community Bank & Trust Company divided by 1.00, the conversion ratio specified in the Merger Agreement pursuant to which the First Columbus Community Bank & Trust Company Stock Options were converted.
================================================================================

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by SouthTrust Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates:

        (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

        (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1994 and June 30, 1994 (Commission File No. 0-3613); and

        (3) The description of the Company's common stock, par value $2.50 per share (the "Common Stock"), appearing in the Company's Registration Statement on Form S-3 (Registration No. 33-40371), as amended, under the caption "DESCRIPTION OF CAPITAL STOCK - Common Stock," as filed on May 31, 1991 pursuant to the Securities Act of 1933, as amended (the "Securities Act").

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of the Registration Statement from the date of the filing of such documents.


ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The legality of the securities offered hereby has been passed upon by the firm of Bradley, Arant, Rose & White, counsel for the Company. As of December 31, 1993, members and associates of the firm of Bradley, Arant, Rose & White beneficially owned approximately 2,130,000 shares of Common Stock of the Company.


ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Restated Certificate of Incorporation and the Restated Bylaws of the Company provide that the Company shall indemnify its officers, directors, employees, and agents to the extent permitted by the General Corporation Law of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, against expenses (including attorney's fees), judgments, fines, and settlements incurred by such person in connection with any such suit or proceeding, if such person acted in good faith an in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, in the case of a derivative action on behalf of the corporation, against expenses if such person not be adjudged to be liable for negligence or misconduct. The Company also maintains insurance coverage relating to certain liabilities of directors and officers.

ITEM 8.          EXHIBITS.

                 The following Exhibits are filed as a part of the Registration
Statement:

                 *   4(a)       -    Certificate of Adoption of Resolutions
                                     designating Series A Junior Participating
                                     Preferred Stock, adopted February 22,
                                     1989, which was filed as Exhibit 1 to
                                     SouthTrust Corporation's Registration
                                     Statement on Form 8-A (File No. 1-3613).
                 *   4(b)       -    Stockholder's Rights Agreement, dated as
                                     of February 22, 1989, between SouthTrust
                                     Corporation and Mellon Bank, N.A., Rights
                                     Agent, which was filed as Exhibit 1 to
                                     SouthTrust Corporation's Registration
                                     Statement on Form 8-A (File No. 1-3613)
                 *   4(c)       -    Indenture, dated as of May 1, 1987 between
                                     SouthTrust Corporation and National
                                     Westminster Bank USA, which was filed as
                                     Exhibit 4(a) to SouthTrust Corporation's
                                     Registration Statement on Form S-3
                                     (Registration No. 33-13637).
                 *   4(d)       -    Subordinated Indenture, dated as of May 1,
                                     1992, between SouthTrust Corporation and
                                     Chemical Bank, which was filed as Exhibit
                                     4(b)(ii) to the Registration Statement on
                                     Form S-3 of SouthTrust Corporation
                                     (Registration No. 33-52717).
                 *   4(e)       -    Composite Restated Certificate of
                                     Incorporation of SouthTrust Corporation,
                                     as amended through June 2, 1993, which was
                                     filed as Exhibit 4(k) to the Registration
                                     Statement on Form S-3 of SouthTrust
                                     Corporation (Registration No. 33-50107).
                 *   4(f)       -    Composite Restated Bylaws of SouthTrust
                                     Corporation, as amended through October
                                     13, 1989, which was filed as Exhibit 4(m)
                                     to the Registration Statement on Form S-3
                                     of SouthTrust Corporation (Registration
                                     No. 33-50107).
                 *   4(g)       -    Certificate of Amendment to the Restated
                                     Certificate of Incorporation of SouthTrust
                                     Corporation, which was filed as Exhibit
                                     4(g) to the Registration Statement on Form
                                     S-4 of SouthTrust Corporation
                                     (Registration No. 33-53945).
                 *   4(h)       -    Agreement and Plan of Merger between
                                     SouthTrust Bank of Sarasota County and The
                                     Bank of Bradenton, joined in by SouthTrust
                                     Corporation and SouthTrust of Florida,
                                     Inc. dated January 31, 1994, which was
                                     filed as Exhibit 2(a) to the Registration
                                     Statement on Form S-4 of SouthTrust
                                     Corporation (Registration No. 33-53619).
                 *   4(i)       -    Agreement and Plan of Merger between First
                                     Columbus Community Bank & Trust Company
                                     and SouthTrust Bank of Columbus, National
                                     Association, and joined in by SouthTrust
                                     Corporation dated January 7, 1994, as
                                     amended, which was filed as Exhibit 2 to
                                     the Registration Statement on Form S-4 of
                                     SouthTrust Corporation (Registration No.
                                     33-53945).
                     5          -    Opinion of Bradley, Arant, Rose & White as
                                     to the legality of the securities being
                                     offered.
                     23(a)      -    Consent of Arthur Andersen & Co.
                     23(b)      -    Consent of Bradley, Arant, Rose & White
                                     (included in Exhibit 5).
                     24         -    Powers of Attorney.
_____________________________________
*  Incorporated by reference.

ITEM 9.          UNDERTAKINGS

                 (a)        The undersigned registrant hereby undertakes:

                            (1)   To file, during any period in which offers
and sales are being made, a post-effective amendment to this registration statement:

                                  (i)      To include any prospectus required
                                           by Section 10(a)(3) of the
                                           Securities Act of 1933;

                       (ii)     To reflect in the prospectus any
                                facts or events arising after the
                                effective date of the registration
                                statement (or the most recent post-
                                effective amendment thereof) which,
                                individually or in the aggregate,
                                represent a fundamental change in
                                the information set forth in the
                                registration statement;

                       (iii)    To include any material information
                                with respect to the plan of
                                distribution not previously
                                disclosed in the registration
                                statement or any material change to
                                such information in the registration
                                statement:

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on August 12, 1994.


                                    SOUTHTRUST CORPORATION


                             By:  /S/ WALLACE D. MALONE, JR.
                             -------------------------------------
                                 Its Chairman of the Board of
                             Directors and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



         Signature                                                      Title                                       Date
         ---------                                                      -----                                       ----
         /S/ WALLACE D. MALONE, JR.                         Chairman, Chief Executive                         August 12, 1994
- ----------------------------------                          Officer, Director
         Wallace D. Malone, Jr.


                                                            President, Chief Operating                        August 12, 1994
- ----------------------------------                          Officer, Director
         Roy W. Gilbert, Jr.


         /S/ AUBREY D. BARNARD                              Secretary, Treasurer and                          August 12, 1994
- ----------------------------------                          Controller (Principal
         Aubrey D. Barnard                                  Accounting and
                                                            Financial Officer)


                                                            Director                                          August 12, 1994
- ----------------------------------
         H. Allen Franklin


                                                            Director                                          August 12, 1994
- ----------------------------------
         Herbert Stockham


         *                                                  Director                                          August 12, 1994
- ----------------------------------
         Bill L. Harbert


         *                                                  Director                                          August 12, 1994
- ----------------------------------
         T. W. Mitchell

                   *                                        Director          August 12, 1994
- ---------------------------------------
           William C. Hulsey


                   *                                        Director          August 12, 1994
- ---------------------------------------
           John M. Bradford


                   *                                        Director          August 12, 1994
- ---------------------------------------
       Wm. Kendrick Upchurch, Jr.


                                                            Director          August 12, 1994
- ---------------------------------------
           Charles G. Taylor


                                                            Director          August 12, 1994
- ---------------------------------------
         Allen J. Keesler, Jr.


*       /S/ WILLIAM L. PRATER                                                 August 12, 1994
- ---------------------------------------
        William L. Prater
        Attorney-in-fact

                               INDEX TO EXHIBITS



                                                                                                PAGE IN SEQUENTIALLY
EXHIBIT NUMBER                                               DESCRIPTION                          NUMBERED FILING
- --------------                                               -----------                        -------------------
      * 4(a)        -         Certificate of Adoption of Resolutions designating Series A
                              Junior Participating Preferred Stock, adopted February 22,
                              1989, which was filed as Exhibit 1 to SouthTrust
                              Corporation's Registration Statement on Form 8-A (File No.
                              1-3613).
      * 4(b)        -         Stockholder's Rights Agreement, dated as of February 22,
                              1989, between SouthTrust Corporation and Mellon Bank, N.A.,
                              Rights Agent, which was filed as Exhibit 1 to SouthTrust
                              Corporation's Registration Statement on Form 8-A (File No. 1-
                              3613)
      * 4(c)        -         Indenture, dated as of May 1, 1987 between SouthTrust
                              Corporation and National Westminster Bank USA, which was
                              filed as Exhibit 4(a) to SouthTrust Corporation's
                              Registration Statement on Form S-3 (Registration No. 33-
                              13637).
      * 4(d)        -         Subordinated Indenture, dated as of May 1, 1992, between
                              SouthTrust Corporation and Chemical Bank, which was filed as
                              Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of
                              SouthTrust Corporation (Registration No. 33-52717).
      * 4(e)        -         Composite Restated Certificate of Incorporation of SouthTrust
                              Corporation, as amended through June 2, 1993, which was filed as Exhibit 4(k) to the Registration Statement on Form S-3 of
                              SouthTrust Corporation (Registration No. 33-50107).
      * 4(f)        -         Composite Restated Bylaws of SouthTrust Corporation, as
                              amended through October 13, 1989, which was filed as Exhibit
                              4(m) to the Registration Statement on Form S-3 of SouthTrust
                              Corporation (Registration No. 33-50107).
      * 4(g)        -         Certificate of Amendment to the Restated Certificate of
                              Incorporation of SouthTrust Corporation, which was filed as
                              Exhibit 4(g) to the Registration Statement on Form S-4 of
                              SouthTrust Corporation (Registration No. 33-53945).
      * 4(h)        -         Agreement and Plan of Merger between SouthTrust Bank of
                              Sarasota County and The Bank of Bradenton, joined in by
                              SouthTrust Corporation and SouthTrust of Florida, Inc. dated
                              January 31, 1994, which was filed as Exhibit 2(a) to the
                              Registration Statement on Form S-4 of SouthTrust Corporation
                              (Registration No. 33-53619).
      * 4(i)        -         Agreement and Plan of Merger between First Columbus Community
                              Bank & Trust Company and SouthTrust Bank of Columbus,
                              National Association, and joined in by SouthTrust Corporation dated January 7, 1994, as amended, which was filed as Exhibit
                              2 to the Registration Statement on Form S-4 of SouthTrust
                              Corporation (Registration No. 33-53945).
        5           -         Opinion of Bradley, Arant, Rose & White as to the legality of the securities being offered.
        23(a)       -         Consent of Arthur Andersen & Co.
        23(b)       -         Consent of Bradley, Arant, Rose & White (included in Exhibit
                              5).
        24          -         Powers of Attorney.

_________________
*  Incorporated by reference.